Exhibit 99.1

Donaldson Company Reports Record First Quarter 2023 Sales and Earnings

First quarter 2023 sales increased 11.4% from 2022 to $847.3 million
GAAP operating margin of 14.1%; Adjusted operating margin of 15.0%
GAAP EPS of $0.70, up 15.3% and adjusted EPS of $0.75, up 22.9% versus 2022
Donaldson reiterates fiscal 2023 guidance

MINNEAPOLIS (November 30, 2022) — Donaldson Company, Inc. (NYSE: DCI) (Donaldson or the Company) today reported fiscal first quarter 2023 generally accepted accounting principles (GAAP) net earnings of $87.2 million, a 13.1% increase from $77.1 million in 2022. First quarter 2023 earnings include $7.6 million of charges related to the Company’s previously announced organizational redesign(1). GAAP and adjusted earnings per share (EPS)(2),(3) for the first quarter 2023 increased to $0.70 and $0.75, respectively, from $0.61 in the prior year. The tables attached to this press release include a reconciliation of GAAP to non-GAAP measures.

“I am pleased with Donaldson’s first quarter earnings results which reflect the solid pricing and operational foundation our team built upon throughout fiscal 2022,” said Tod Carpenter, chairman, president and chief executive officer. “This quarter, we delivered solid results including strong incremental margins and free cash flow conversion driven by gross margin expansion and expense leverage. We also readied for future growth through the implementation of our organizational redesign and strategic investments including those in capacity, technology, and the scaling of our recent acquisitions.

“For the full year, we continue to forecast record sales and earnings as benefits from strong end-market demand, pricing pull through and pockets of inflationary leveling are balanced by currency headwinds and an uncertain macroeconomic environment. I am confident our execution and investments this year will support our commitment to our customers and shareholders well beyond fiscal 2023.”

(1) See Organizational Redesign section for more information.
(2) All EPS figures refer to diluted EPS.
(3) Adjusted EPS is a non-GAAP financial measure that excludes the impact of certain items not related to ongoing operations.

Donaldson Company Reports Fiscal First Quarter 2023 Earnings - Page 2 of 5
Operating Results

First quarter 2023 sales increased 11.4% to $847.3 million from $760.9 million in 2022, driven by benefits from pricing and volume growth and partially offset by a negative impact from currency translation.

	Three Months Ended
	October 31, 2022
	Reported % Change	Constant Currency % Change
Engine Products segment
Off-Road	15.0%	25.9%
On-Road	14.4	21.5
Aftermarket	14.1	20.7
Aerospace and Defense	22.0	27.9
Total Engine Products segment	14.7	22.1

Industrial Products segment
Industrial Filtration Solutions	9.3	18.2
Gas Turbine Systems	53.3	56.9
Special Applications	(29.3)	(20.8)
Total Industrial Products segment	3.9	12.3
Total Company	11.4%	19.1%

First quarter 2023 sales in the Engine Products segment (Engine) increased 14.7%, resulting primarily from pricing benefits, while economic conditions also remained favorable. Ongoing commercial aerospace demand for new equipment and replacement parts contributed to a 22.0% sales increase in Aerospace and Defense. Off-Road and On-Road sales increased 15.0% and 14.4%, respectively, supported by high levels of global equipment production. Strong vehicle utilization rates in all regions drove a 14.1% increase in Aftermarket sales.

First quarter Industrial Products segment (Industrial) sales rose 3.9%, with the majority of the growth stemming from pricing as well as, to a lesser extent, volume growth. Gas Turbine Systems (GTS) sales increased 53.3% as the prior year period was unseasonably soft due to the timing of orders. Industrial Filtration Solutions (IFS) sales, driven by industrial dust collection and strength in Process Filtration, grew 9.3% year over year. Special Applications sales declined 29.3% due to Disk Drive sales pressure from customer inventory management and a reduction in overall market demand.

Donaldson Company Reports Fiscal First Quarter 2023 Earnings - Page 3 of 5
First quarter gross margin was 33.9%, up 10 basis points versus 33.8% in the prior year period as continued pricing benefits offset elevated input costs.

First quarter 2023 operating expenses as a percentage of sales were 19.8%, including restructuring and related charges from the organizational redesign, versus 19.7% in the prior year. Adjusted operating expenses as a percentage of sales were 18.9%, an 80 basis point improvement from 2022 as a result of leverage on higher sales.

First quarter 2023 operating income as a percentage of sales (operating margin) of 14.1% was flat versus prior year and increased 90 basis points to 15.0% on an adjusted basis.

First quarter 2023 interest expense was $4.5 million compared with $3.4 million in the prior year due to higher interest rates. Other income, net was favorable by $1.8 million versus the prior year mainly due to the timing of donations. The Company’s effective tax rate decreased to 25.2% from 25.9% in 2022 due to an increase in net discrete tax benefits.

During the first quarter, Donaldson paid $28.2 million in dividends and repurchased 0.7% of its outstanding shares for $45.7 million.

Updated Fiscal 2023 Outlook

Fiscal 2023 full-year GAAP EPS is expected to be between $2.86 and $3.02, inclusive of $0.05 of first quarter restructuring and related charges. Adjusted EPS is forecast between $2.91 and $3.07. Sales are projected to increase between 1% to 5% over prior year, driven by a 6% increase in pricing and a negative impact from currency translation of approximately 5%.

Fiscal 2023 Engine sales are projected to increase between 1% and 5% compared with 2022, driven by Aftermarket and Aerospace and Defense sales strength with both business units forecast to be up mid-single digits. On-Road and Off-Road sales are expected to be approximately flat versus the prior year.

Fiscal 2023 Industrial sales are expected to increase between 1% and 5% compared with 2022. IFS sales are forecast to increase high-single digits, GTS is projected to grow low-single digits, and Special Applications sales for the full year are projected to be down mid-teens due to incremental Disk Drive sales weakness.

Donaldson Company Reports Fiscal First Quarter 2023 Earnings - Page 4 of 5
Fiscal 2023 GAAP operating margin is forecast to be between 14.3% and 14.9% and adjusted operating margin is expected to be between 14.5% and 15.1%. Prior year GAAP and adjusted operating margin were 13.4% and 13.5%, respectively.

Fiscal 2023 interest expense is projected to be approximately $18 million, and other income is expected to be between $6 million and $10 million. Donaldson expects a fiscal 2023 effective income tax rate of between 25% and 27%.

Fiscal 2023 capital expenditures are forecast to be between $115 million and $135 million and free cash flow conversion is expected to be between 110% and 125%. For the full year, Donaldson expects to repurchase approximately 2% of its shares outstanding.

Organizational Redesign

During the first quarter, Donaldson announced a broad organizational redesign aimed at better positioning the Company to serve its end-market customers. Once completed, the redesign is expected to allow Donaldson to more efficiently direct resources to strengthen commercial execution. Accordingly, the Company recorded $7.6 million of restructuring and related charges. Aligned with the new organizational structure, effective November 1, 2022, the Company’s reportable segments are Mobile Solutions, Industrial Solutions, and Life Sciences.

Miscellaneous

The Company will webcast its first quarter 2023 earnings conference call today at 9:00 a.m. CST. To listen to the webcast, visit the “Events & Presentations” section of Donaldson’s Investor Relations website (IR.Donaldson.com), and click on the “listen to webcast” option. The webcast replay will be available at approximately 12:00 p.m. CST today. Also available on the website is the Company’s supplemental quarterly earnings presentation.

Donaldson Company Reports Fiscal First Quarter 2023 Earnings - Page 5 of 5
Statements in this release regarding future events and expectations, such as forecasts, plans, trends and projections relating to the Company’s business and financial performance, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are identified by words or phrases such as “will likely result,” “are expected to,” “will continue,” “will allow,” “estimate,” “project,” “believe,” “expect,” “anticipate,” “forecast,” “plan” and similar expressions. These forward-looking statements speak only as of the date such statements are made and are subject to risks and uncertainties that could affect the Company’s performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed. These factors include, but are not limited to, challenges in global operations; impacts of global economic, industrial and political conditions on product demand, including the Russia and Ukraine conflict; impacts from unexpected events, including the COVID-19 pandemic; effects of unavailable raw materials or material cost inflation; inability to attract and retain qualified personnel; inability to meet customer demand; inability to maintain competitive advantages; threats from disruptive technologies; effects of highly competitive markets with pricing pressure; exposure to customer concentration in certain cyclical industries; inability to manage productivity improvements; results of execution of any acquisition, divestiture and other strategic transactions; vulnerabilities associated with information technology systems and security; inability to protect and enforce intellectual property rights; costs associated with governmental laws and regulations; impacts of foreign currency fluctuations; and effects of changes in capital and credit markets. These and other factors are described in Part I, Item 1A, “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2022. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law. The results presented herein are preliminary, unaudited and subject to revision until the Company files its results with the United States Securities and Exchange Commission on Form 10-Q.

About Donaldson Company

Founded in 1915, Donaldson is a global leader in technology-led filtration products and solutions, serving a broad range of industries and advanced markets. Our diverse, skilled employees at over 140 locations on six continents partner with customers—from small business owners to the world’s biggest OEM brands—to solve complex filtration challenges. Discover how Donaldson is Advancing Filtration for a Cleaner World at www.Donaldson.com.

DONALDSON COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended
	October 31,
	2022	2021	Change
Net sales	$847.3	$760.9	11.4%
Cost of sales	560.1	503.9	11.2
Gross profit	287.2	257.0	11.8
Selling, general and administrative	149.2	133.0	12.2
Research and development	18.7	16.5	13.3
Operating expenses	167.9	149.5	12.3
Operating income	119.3	107.5	11.0
Interest expense	4.5	3.4	32.1
Other income, net	(1.8)	—	NM(1)
Earnings before income taxes	116.6	104.1	12.1
Income taxes	29.4	27.0	9.0
Net earnings	$87.2	$77.1	13.1%

Weighted average shares – basic	122.6	124.4	(1.4)%
Weighted average shares – diluted	123.9	126.3	(1.9)%

Net EPS – basic	$0.71	$0.62	14.7%
Net EPS – diluted	$0.70	$0.61	15.3%

Dividends paid per share	$0.23	$0.22	4.5%
Note: Amounts may not foot due to rounding.
(1) NM = not meaningful

Donaldson Company, Inc.
Fiscal First Quarter 2023 Earnings Press Release Schedules

DONALDSON COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	October 31,	July 31,
	2022	2022
Assets
Current assets:
Cash and cash equivalents	$161.0	$193.3
Accounts receivable, net	584.2	616.6
Inventories, net	490.1	502.4
Prepaid expenses and other current assets	100.1	94.2
Total current assets	1,335.4	1,406.5
Property, plant and equipment, net	590.8	594.4
Goodwill	340.1	345.8
Intangible assets, net	95.2	99.8
Other long-term assets	150.5	153.8
Total assets	$2,512.0	$2,600.3

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings	$0.2	$3.7
Accounts payable	320.7	338.5
Accrued employee compensation and related taxes	98.5	113.8
Income taxes payable	43.6	31.8
Dividends payable	—	28.3
Other current liabilities	106.3	113.5
Total current liabilities	569.3	629.6
Long-term debt	600.7	644.3
Non-current income taxes payable	69.6	69.4
Deferred income taxes	29.0	32.7
Other long-term liabilities	88.6	91.1
Total liabilities	1,357.2	1,467.1

Total stockholders’ equity	1,154.8	1,133.2
Total liabilities and stockholders’ equity	$2,512.0	$2,600.3
Donaldson Company, Inc.
Fiscal First Quarter 2023 Earnings Press Release Schedules

DONALDSON COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended
	October 31,
	2022	2021
Operating Activities
Net earnings	$87.2	$77.1
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	22.4	23.8
Deferred income taxes	(3.4)	0.8
Stock-based compensation expense	9.7	9.0
Other, net	4.5	2.7
Changes in operating assets and liabilities	(2.2)	(70.5)
Net cash provided by operating activities	118.2	42.9

Investing Activities
Purchases of property, plant and equipment	(28.1)	(18.3)
Net cash used in investing activities	(28.1)	(18.3)

Financing Activities
Proceeds from long-term debt	—	124.5
Repayments of long-term debt	(40.0)	(35.0)
Change in short-term borrowings	(3.3)	(7.3)
Purchase of treasury stock	(45.7)	(102.9)
Dividends paid	(28.2)	(27.4)
Exercise of stock options and other	4.4	2.6
Net cash used in financing activities	(112.8)	(45.5)
Effect of exchange rate changes on cash	(9.6)	(1.1)
Decrease in cash and cash equivalents	(32.3)	(22.0)
Cash and cash equivalents, beginning of period	193.3	222.8
Cash and cash equivalents, end of period	$161.0	$200.8
Donaldson Company, Inc.
Fiscal First Quarter 2023 Earnings Press Release Schedules

CONSOLIDATED RATE ANALYSIS
(Unaudited)

	Three Months Ended
	October 31,
	2022	2021
Gross margin	33.9%	33.8%
Operating expenses	19.8%	19.7%
Operating margin	14.1%	14.1%
Other income, net	(0.2)%	—%
Depreciation and amortization	2.6%	3.1%
EBITDA	16.9%	17.3%
Effective tax rate	25.2%	25.9%
Earnings before income taxes - Engine Products	15.0%	13.7%
Earnings before income taxes - Industrial Products	15.6%	16.4%
Cash conversion ratio	103.3%	31.9%

	Three Months Ended
	October 31,
	2022	2021
Adjusted Rates
Gross margin	33.9%	33.8%
Operating expenses	18.9%	19.7%
Operating margin	15.0%	14.1%
Other income, net	(0.2)%	—%
Depreciation and amortization	2.6%	3.1%
EBITDA	17.8%	17.3%
Effective tax rate	25.2%	25.9%
Earnings before income taxes - Engine Products	15.0%	13.7%
Earnings before income taxes - Industrial Products	15.6%	16.4%
Cash conversion ratio	97.0%	31.9%
Note: Rate analysis metrics are computed by dividing the applicable amount by net sales, and cash conversion ratio reflects free cash flow divided by net earnings. Adjusted rates exclude the impact of certain items not related to ongoing operations. Adjusted rates are non-GAAP measures; see the Reconciliation of Non-GAAP Financial Measures schedule for additional information.

Donaldson Company, Inc.
Fiscal First Quarter 2023 Earnings Press Release Schedules

SEGMENT DETAIL
(In millions)
(Unaudited)

	Three Months Ended October 31,
	2022	2021	Change
Net sales
Engine Products segment
Off-Road	$108.0	$93.9	15.0%
On-Road	36.0	31.5	14.4
Aftermarket	426.9	374.3	14.1
Aerospace and Defense	33.6	27.5	22.0
Total Engine Products segment	604.5	527.2	14.7

Industrial Products segment
Industrial Filtration Solutions	180.9	165.5	9.3
Gas Turbine Systems	25.5	16.6	53.3
Special Applications	36.4	51.6	(29.3)
Total Industrial Products segment	242.8	233.7	3.9
Total Company	$847.3	$760.9	11.4%

Earnings (loss) before income taxes
Engine Products segment	$90.9	$72.3	25.7%
Industrial Products segment	37.8	38.3	(1.3)
Corporate and unallocated	(12.1)	(6.5)	(86.2)
Total Company	$116.6	$104.1	12.1%

Earnings before income taxes percentage
Engine Products segment	15.0%	13.7%	1.3%
Industrial Products segment	15.6%	16.4%	(0.8)%
Note: Earnings before income taxes percentage is calculated by dividing earnings before income taxes by net sales. Amounts may not foot due to rounding.
Donaldson Company, Inc.
Fiscal First Quarter 2023 Earnings Press Release Schedules

SEGMENT SALES PERCENT CHANGE FROM PRIOR PERIODS BY GEOGRAPHY, AS REPORTED
(Unaudited)

	Three Months Ended October 31, 2022
	TOTAL	U.S.(1)/CA(2)	EMEA(3)	APAC(4)	LATAM(5)
Engine Products segment
Off-Road	15.0%	31.6%	6.7%	(4.6)%	78.5%
On-Road	14.4	24.9	(9.9)	1.5	58.1
Aftermarket	14.1	26.2	(3.0)	(2.4)	30.1
Aerospace and Defense	22.0	13.7	54.9	25.7	NA
Total Engine Products segment	14.7	25.7	1.3	(2.4)	32.7

Industrial Products segment
Industrial Filtration Solutions	9.3	19.6	(0.4)	2.3	30.1
Gas Turbine Systems	53.3	72.3	29.0	68.6	17.3
Special Applications	(29.3)	(15.4)	(13.9)	(35.1)	NM
Total Industrial Products segment	3.9	22.1	0.2	(15.9)	26.2
Total Company	11.4%	24.8%	0.9%	(8.0)%	31.9%

Note: Amounts may not foot due to rounding.
(1) United States (U.S.)
(2) Canada (CA)
(3) Europe, Middle East and Africa (EMEA)
(4) Asia Pacific (APAC)
(5) Latin America (LATAM)
Donaldson Company, Inc.
Fiscal First Quarter 2023 Earnings Press Release Schedules

SEGMENT SALES PERCENT CHANGE FROM PRIOR PERIODS BY GEOGRAPHY, CONSTANT CURRENCY
(Unaudited)

	Three Months Ended October 31, 2022
	TOTAL	U.S./CA	EMEA	APAC	LATAM
Engine Products segment
Off-Road	25.9%	31.6%	25.9%	10.7%	75.6%
On-Road	21.5	24.9	5.1	19.2	55.7
Aftermarket	20.7	26.2	14.3	9.2	30.4
Aerospace and Defense	27.9	13.7	83.2	44.6	NA
Total Engine Products segment	22.1	25.7	19.4	10.6	32.9

Industrial Products segment
Industrial Filtration Solutions	18.2	19.6	17.5	13.9	29.5
Gas Turbine Systems	56.9	72.3	32.4	88.9	17.3
Special Applications	(20.8)	(15.4)	2.4	(27.1)	NM
Total Industrial Products segment	12.3	22.1	16.9	(6.0)	25.7
Total Company	19.1%	24.8%	18.5%	3.8%	32.0%

Note: The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. The Company believes providing constant currency information provides valuable supplemental information regarding its results of operations. The Company calculates constant currency percentages by converting its current period local currency financial results using the prior period exchanges rates and compares these adjusted amounts to its prior period reported results. Amounts may not foot due to rounding.
Donaldson Company, Inc.
Fiscal First Quarter 2023 Earnings Press Release Schedules

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions)
(Unaudited)

	Three Months Ended
	October 31,
	2022	2021
Net cash provided by operating activities	$118.2	$42.9
Net capital expenditures	(28.1)	(18.3)
Free cash flow	$90.1	$24.6

Net earnings	$87.2	$77.1
Income taxes	29.4	27.0
Interest expense	4.5	3.4
Depreciation and amortization	22.4	23.8
EBITDA	$143.5	$131.3

Adjusted net earnings	$92.9	$77.1
Adjusted income taxes	31.3	27.0
Interest expense	4.5	3.4
Depreciation and amortization	22.4	23.8
Adjusted EBITDA	$151.1	$131.3

Operating expense	$167.9	$149.5
Restructuring and related charges	(7.6)	—
Adjusted operating expense	$160.3	$149.5

Operating income	$119.3	$107.5
Restructuring and related charges	7.6	—
Adjusted operating income	$126.9	$107.5

Net earnings	$87.2	$77.1
Restructuring and related charges, net of tax	5.7	—
Adjusted net earnings	$92.9	$77.1

Diluted EPS	$0.70	$0.61
Restructuring and related charges per share	0.05	—
Adjusted diluted EPS	$0.75	$0.61
Donaldson Company, Inc.
Fiscal First Quarter 2023 Earnings Press Release Schedules

Note: Although free cash flow, EBITDA, adjusted EBITDA, adjusted operating expense, adjusted operating income, adjusted income taxes, adjusted net earnings and adjusted diluted EPS are not measures of financial performance under GAAP, the Company believes they are useful in understanding its financial results. Free cash flow is a commonly used measure of a company’s ability to generate cash in excess of its operating needs. EBITDA is a commonly used measure of operating earnings less non-cash expenses. The adjusted basis presentation excludes the impact of certain matters not related to the Company’s ongoing operations. Management believes that the adjusted basis presentation reflects management’s performance in operating the Company and provides a meaningful representation of the performance of the Company’s core business and is useful to understanding its financial results. A shortcoming of these financial measures is that they do not reflect the Company’s actual results under GAAP. Management does not intend these items to be considered in isolation or as a substitute for the related GAAP measures. Amounts may not foot due to rounding.
Donaldson Company, Inc.
Fiscal First Quarter 2023 Earnings Press Release Schedules